TAYCO DEVELOPMENTS, INC.
                         100 Taylor Drive
                 North Tonawanda, New York  14120

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO THE SHAREHOLDERS OF TAYCO DEVELOPMENTS, INC.

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of TAYCO DEVELOPMENTS, INC. ("Company") will be held at the University Inn & Conference Center, 2401 North Forest Road,
Amherst, New York, on October 30, 1997, at 2:00 P.M. for the following purposes:

    1. To elect five directors of the Company each to serve for the ensuing year until the next annual meeting and the election and qualification of his or her successor.

    2. To consider and transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    FURTHER NOTICE IS HEREBY GIVEN that the stock transfer books of the Company will not be closed, but only shareholders of record at the close of business on September 23, 1997, will be entitled to notice of the meeting and to vote at the meeting.

    SHAREHOLDERS WHO WILL BE UNABLE TO BE PRESENT PERSONALLY MAY
ATTEND THE MEETING BY PROXY.  SUCH SHAREHOLDERS ARE REQUESTED TO
DATE, SIGN AND RETURN THE ENCLOSED PROXY. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.



                                BY ORDER OF THE BOARD OF DIRECTORS


                                   /s/Joseph P. Gastel, Secretary
                                   Joseph P. Gastel, Secretary



DATED:   September 26, 1997
        North Tonawanda, New York
                         PROXY STATEMENT
                             FOR THE
                  ANNUAL MEETING OF SHAREHOLDERS
                                OF
                     TAYCO DEVELOPMENTS, INC.
                         100 TAYLOR DRIVE
                 NORTH TONAWANDA, NEW YORK  14120
                ----------------------------------

      TO BE HELD AT THE UNIVERSITY INN & CONFERENCE CENTER,
                      2401 NORTH FOREST ROAD
                       AMHERST, NEW YORK on
                         October 30, 1997


     This Proxy Statement is furnished to shareholders by the Board of Directors of Tayco Developments, Inc. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held on October 30, 1997, at 2:00 P.M., and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. It is proposed first to give or mail this Proxy Statement and the accompanying form of proxy to shareholders on or about September 26, 1997.

     If the enclosed form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions contained therein. Any proxy given pursuant to this solicitation may be revoked by the shareholder at any time prior to its use by written notice to the Secretary of the Company.

                RECORD DATE AND VOTING SECURITIES

     The Bylaws of the Company provide that the Annual Meeting of Shareholders shall be held at any time within six (6) months after the end of the fiscal year. In accordance with the Bylaws, the Board of Directors has established October 30, 1997 as the date of this year's Annual Meeting of Shareholders. The Board of Directors has fixed the close of business on September 23, 1997 as the record date for determining the holders of common stock entitled to notice of and to vote at the meeting. On September 23, 1997, the Company had outstanding and entitled to vote a total of 990,213 shares of common stock. Each outstanding share of common stock is entitled to one vote on all matters to be brought before the meeting.

             CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of September 23, 1997 as to persons known by the Company to be beneficial owners, directly or indirectly, of more than five percent of the Company's common stock, as well as shares owned by the named executive officer, each director and all directors and executive officers as a group. The statements as to securities beneficially owned are, in each instance, based upon information provided by the persons concerned, or by the Company as transfer agent.

Name and Address                  Direct/Indirect        Percent of
of Beneficial Owner                Ownership           Ownership

Taylor Devices, Inc.                228,317 (1)            23%
90 Taylor Drive
North Tonawanda, NY 14120

Bruce Paul                          139,400                14%
1 Hampton Road
Purchase, NY 10577

Paul H. Taylor                      105,779 (2)            10.7%
3677 East River Road
Grand Island, NY 14073

Douglas P. Taylor                    60,994 (3)             6.2%
100 Taylor Drive
North Tonawanda, NY 14120

Joseph P. Gastel                          0                 0
295 Main Street, Suite 722
Buffalo, NY 14203

David A. Lee                         10,000                 1%
2530 Wilshire Blvd. Third Floor
Santa Monica, CA 90403

Paul L. Tuttobene, Jr.                1,000                 *
161 South Main St. Suite 1
Fairport, NY 14450

Janice M. Nicely                         62                 *
100 Taylor Drive
North Tonawanda, NY 14120

All Directors and                   72,056                  7.3%
officers as a group

*  less than 1%

1. The shares owned by Taylor Devices, Inc. ("Devices") were purchased in January 1992 in a private sale at the shares' fair market value, and in consideration of Devices' partially discharging certain of the Company's obligations as a grantor of the indebtedness of its former affiliate Tayco Technology, Inc. ("Tayco Technology"). See "Transactions with Management and Others".

2. Mr. Paul Taylor is the father of Douglas P. Taylor and father-in-law of Richard G. Hill, who are both executive officers and directors of Devices. Including shares held by Messrs. Douglas
P. Taylor and his family, Paul H. Taylor and his wife, Isabel, and the family of Joyce Taylor Hill, daughter of Paul H. Taylor and wife of Richard G. Hill, the Taylor family owns 203,686 shares, or approximately 20.6% of the Company's common stock. Isabel B. Taylor is the beneficial owner of 8,928 shares of Company stock and Joyce Taylor Hill, sister of Douglas P. Taylor, holds 22,674 shares as custodian for her minor children, with 3,511 shares in her name and Richard Hill is the beneficial owner of 1,800 shares.

3. Includes 28,942 shares held beneficially and of record by Sandra Taylor, wife of Mr. Douglas Taylor, as custodian for their minor children, as to which Mr. Taylor disclaims any beneficial ownership.


                      ELECTION OF DIRECTORS

    Five directors of the Company are to be elected to hold office until the election and qualification of their successors at the next Annual Meeting of Shareholders. Unless the proxy directs otherwise, the persons named in the enclosed proxy will vote for the election of the five nominees named below. In the event that any of the nominees are unable to serve as a director, or for good reason will not serve, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. The Company does not anticipate that any of the nominees will be unable to serve.

    Nominees, Douglas P. Taylor, David A. Lee, Joseph P. Gastel,
Paul L. Tuttobene and Janice M. Nicely have held their positions since the last Annual Meeting of Shareholders held on November 8, 1996.

                      NOMINEES AND DIRECTORS

    The nominees for director, their ages, principal occupations, positions and offices with the Company and the date each was first elected a director of the Company are as set forth below.

    DOUGLAS P. TAYLOR, (49), President and Chief Executive Officer of the Company since April 1991, was Executive Vice President since 1979 and a Director since 1972. Since 1976, and 1977, he has served as Director of Devices, and Tayco Realty Corporation ("Tayco Realty"), respectively.

    DAVID A. LEE, (66), has served as Vice President of the Company since April 1991, and a Director since November 1991. Dr. Lee has also served as a consultant to Devices since 1974. He has a Ph.D. and M.E. degree in mechanical engineering from the University of Southern California at Los Angeles, and a B.S. degree in mechanical engineering from the California Institute of Technology. Dr. Lee is the co-inventor on five U.S. patents assigned to the Company.

    JOSEPH P. GASTEL, (72), is a patent attorney, and has served as a Director and Secretary of the Company and Devices since 1984.

    PAUL L. TUTTOBENE, JR., (34), President of PLT Associates, a firm which has served as a manufacturer's representative and consultant to Devices since 1989, has served as a Director of the Company since November 1991. Mr. Tuttobene has a B.S. degree in marketing from St. John Fisher College.

    JANICE M. NICELY, (57), serves the Company and Devices as
Shareholder Relations Manager and has been with the Company since
1980.  Ms. Nicely has been a Director since November, 1992.


         BOARD OF DIRECTORS AND COMMITTEE MEETINGS

    In fiscal 1997, the Board of Directors met three (3) times, with all directors present. The Company has no nominating, audit or other standing committee of the Board.

    In fiscal 1997, each member of the Board of Directors received a fee of $1,000 per meeting attended. The Secretary of the meeting, Mr. Gastel received an additional fee $2,250 for preparing the minutes of each meeting. In 1997, the Company paid patent fees of $32,623 to Joseph P. Gastel for his services as the Company's patent attorney.

    For each Director's ownership of the Company's common stock, see "Certain Beneficial Owners and Management."


                      EXECUTIVE COMPENSATION

    The Company's officers receive no salary. Douglas P. Taylor however receives royalties earned on his inventions. The
Compensation Table follows:


                       SUMMARY COMPENSATION TABLE

                                 ANNUAL
                              COMPENSATION
                                                          All
                                                         Other
                                                     Compensation
Position                          Year    Salary (1)     Total (2)

Douglas P. Taylor,                1997      $0          $18,000
   Chairman, President and        1996      $0          $ 8,500
   Chief Executive Officer        1995      $0          $ 8,000

(1)  The Company's officers receive no salary.

(2) The following is a summary of All Other Compensation paid or accrued:


                            Directors'
                               Fees      Royalties        Total

Fiscal Year Ended 6/30/97  (A) $ 3,000     $15,000        $18,000
Fiscal Year Ended 6/30/96      $ 3,500     $ 5,000        $ 8,500
Fiscal Year Ended 6/30/95      $ 3,000     $ 5,000        $ 8,000

(A) A Royalty Agreement with the Chief Executive Officer beginning October 1, 1996. The new Agreement provides for a monthly payment of $1,666.66 ($20,000 per year) beginning on October 1 of each year. Fiscal 97 royalties earned is for the 9 month period October 1, 1996 to June 30, 1997.


             TRANSACTIONS WITH MANAGEMENT AND OTHERS

    Just as Devices is the largest single shareholder of the Company, similarly, the Company is the largest single shareholder of Devices, owning approximately 25.4% of Devices' outstanding common stock. See "Certain Beneficial Owners and Management." The Company also owns 42% of Tayco Realty, with the remaining 58% owned by Devices. The Company rents space from Tayco Realty. See Item
2. "Description of Property."

    Under a license agreement ("License Agreement"), dated November 1, 1959, the Company granted Devices preferential rights to manufacture and sell in the United States and Canada certain of the Company's patented products. The term of the License Agreement is the life of the last-to-expire patent on which Devices is paying royalties, which is December 1, 2014. Devices pays a five percent royalty to the Company on sales of items sold and shipped. During fiscal 1997, Devices incurred royalties to the Company of $167,810. No other allocation of expenses is made from the Company to Devices.

    The License Agreement also provides for the Company to pay Devices 10% of the gross royalties received from third parties who are permitted to make, use and sell machinery and equipment under patents not subject to the License Agreement, and apparatus and equipment subject to the License Agreement but modified by Devices, with rights to such modifications having been assigned to the Company. No royalties were received in 1997. Royalties, if any, are paid quarterly.

    The patents which are the subject of the License Agreement were assigned to Devices in connection with Devices' assumption of the Company's portion of the indebtedness of their former affiliate, Tayco Technology. For the same reason, the Company also granted Devices an irrevocable proxy to vote the 697,567 shares which the Company owns in Devices. With the Company's payment in full to Devices of the Company's share of the Tayco Technology debt on or about June 9, 1997, the assignment was released and the patents returned and proxy terminated. All transactions described above are on as favorable a basis to the Company as if entered into with an unaffiliated party.

     Pursuant to a settlement of litigation between the Company and Devices commenced by Paul H. Taylor, whereby the arrangement resulted in the dismissal of all claims between the parties, the settlement included an annual payment of principal and interest in the amount of $35,000 paid by the Company over a six year period that commenced January 1, 1994. As a term of the settlement, Paul
H. Taylor agreed to neither manufacture, sell or distribute the Company's products, nor interfere with the management of the Company, Devices or any affiliate by way of soliciting proxies, nominating opposing directors or, in general, attempt to regain control of the companies.

    The Company, Devices, and Tayco Realty share common management and a close business relationship. Particularly as it relates to the Company and Devices, as separate corporations responsible to their own shareholders, corporate interests may from time to time diverge regarding development and licensing of future inventions and patents. In that case, the Company would be permitted to license future patents and inventions to licensees other than

Devices, which may render Devices' present License Agreement only minimally beneficial.


                         BY-LAWS AMENDED

    On February 17, 1997, the Board of Directors adopted an updated version of the Company's By-Laws. As adopted, the By-Laws incorporated all prior amendments into one document with modest stylistic emendations, as well as incorporated two new amendments adopted by the Board, to wit:

    Article II, Section 4(d) was added to authorize members of the Board of Directors, or any committee of the Board, to participate in a meeting "by means of a conference telephone or similar equipment."

    Article II, Section 5 clarified the prior provision authorizing compensation of the Board of Directors for attendance at meetings, to state, "in the manner and to the extent determined, from time to time, by action of the Board."


                       INDEPENDENT AUDITORS

    Representatives of J.D. Elliott & Co., P.C., the Company's auditors for fiscal 1997, are expected to attend the Annual Meeting of Shareholders and will be available to respond to questions raised orally, and will be given the opportunity to make statements if they so desire.


                       FINANCIAL STATEMENTS

    The Board of Directors incorporates by reference the financial statements contained in the 1997 Annual Report on Form 10-KSB, which is being mailed to shareholders of record together with this Proxy Statement, Notice of Annual Meeting and form of proxy.



                    PROPOSALS OF SHAREHOLDERS

    Proposals of shareholders intended to be presented to the 1998 Annual Meeting of Shareholders must be received by the Secretary of the Company prior to June 1, 1998, for inclusion in the Proxy
Statement and form of proxy.


                          OTHER MATTERS
Voting
    Under the New York Business Corporation Law ("BCL") and the Company's Bylaws, the presence, in person or by proxy, of a majority of the outstanding common shares is necessary to constitute a quorum of the shareholders to take action at the Annual Meeting. The shares which are present, or represented by a proxy, will be counted for quorum purposes regardless of whether or not a broker with discretionary authority fails to exercise discretionary voting authority with respect to any particular matter.

    Once a quorum is established, under the BCL and the Company's Bylaws, the directors standing for election must be elected by a plurality of the votes cast. Other actions to be taken must be approved by a majority of the votes cast. For voting purposes, all votes cast "for", "against", "abstain" or "withhold authority" will be counted in accordance with such instruction as to each item.

    The expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement and accompanying material, will be borne by the Company. The Company has retained the services of Regan & Associates, Inc. to assist in the solicitation of proxies under a contract providing for payment of $2,500, plus reimbursement of reasonable out-of-pocket expenses.
In addition to solicitations by mail, Regan & Associates, Inc. and regular employees of the Company may solicit proxies in person, by mail, or by telephone, but no employee of the Company will receive any compensation for solicitation activities in addition to their regular compensation. Expenses may also include the charges and expenses of brokerage houses, nominees, custodians, and fiduciaries for forwarding proxies and proxy materials to beneficial owners of shares.

    The Board of Directors know of no other matters to be voted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote on such matters in accordance with their judgment.


                          ANNUAL REPORT

    In addition to the 1997 Annual Report on Form 10-KSB, copies of the Company's 1997 Annual Report to Shareholders, together with copies of this Notice of Meeting, Proxy Statement, and form of proxy, are being mailed to shareholders of record. Additional copies of the Company's Annual Report on Form 10-KSB may be obtained from JOSEPH P. GASTEL, SECRETARY, TAYCO DEVELOPMENTS, INC., 100 TAYLOR DRIVE, P.O. Box 748, NORTH TONAWANDA, NEW YORK 14120.


                        BY ORDER OF THE BOARD OF DIRECTORS


                        /s/Joseph P. Gastel, Secretary
                        Joseph P. Gastel, Secretary



DATED:   September 26, 1997
         North Tonawanda, New York

                     TAYCO DEVELOPMENTS, INC.
                 PROXY SOLICITED ON BEHALF OF THE
                        BOARD OF DIRECTORS

                  ANNUAL MEETING OF SHAREHOLDERS
            TO BE HELD OCTOBER 30, 1997, AT 2:00 P.M.
               UNIVERSITY INN & CONFERENCE CENTER,
             2401 NORTH FOREST ROAD, AMHERST, NEW YORK

    The undersigned hereby appoints Douglas P. Taylor and Joseph P. Gastel, and each of them, with full power of substitution as proxies for the undersigned to attend the Annual Meeting of Shareholders of TAYCO DEVELOPMENTS, INC. to be held at the, University Inn & Conference Center, 2401 North Forest Road, Amherst, New York at 2:00 P.M. on October 30, 1997, and at any adjournment thereof, to vote and act with respect to all common shares of the Company which the undersigned would be entitled to vote with all the power the undersigned would possess if present in person, as follows:

    The Board of Directors recommends that you vote FOR:
1.  ELECTION OF DIRECTORS.
                   Withhold       Withhold       DIRECTORS
                   authority      authority
FOR all             for all           as         Douglas P. Taylor,
nominees           nominees      indicated     David A. Lee,
                                               Joseph P. Gastel,
                                               Paul L. Tuttobene
                                               Janice M. Nicely
[   ]              [   ]           [   ]

    _______________________________________________________________

(Withhold authority for nominees whose name(s)are written above)

2. In their discretion, the proxies are authorized to vote on any other business that may properly come their way.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS This proxy will be voted as directed, but if no direction is indicated, it will be voted FOR the nominees described in Item 1 above, and in the discretion of the proxies, on such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Receipt of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement is hereby acknowledged.

[  ]  Please check ( ) this box if you plan to attend the Annual
      Meeting.


Dated _________________, 1997


Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate proxies should be signed by an authorized officer. PLEASE SIGN, DATE AND RETURN THIS CARD BY USING THE ENCLOSED ENVELOPE.